           As filed with the Securities and Exchange Commission
                        on August 15, 1996.
                                   Registration No. 333-_____
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

         WESTWOOD HOMESTEAD FINANCIAL CORPORATION
- ---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

            Indiana                             33-1463057
- ---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                       3002 Harrison Avenue
                    Cincinnati, Ohio 45211-5789
                         513-661-5735
- -----------------------------------------------------------------
              (Address of Principal Executive Offices)

                 The Westwood Homestead Savings Bank
                  401k Salary Savings Plan and Trust
- -----------------------------------------------------------------
                    (Full Title of the Plan)

                      J. Mark Poerio, Esquire
                     Cynthia R. Cross, Esquire
                Housley Kantarian & Bronstein, P.C.
                  1220 19th Street N.W., Suite 700
                     Washington, D.C.  20036
- -----------------------------------------------------------------
               (Name and Address of Agent For Service)

                        (202) 822-9611
- ------------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
======================================================================================
Title of each                       Proposed Maximum  Proposed Maximum    Amount of
class of Securities   Amount to be   Offering Price   Aggregate Offering Registration
to be registered(1)  registered(2)    Per Share(3)       Price(4)            Fee
- --------------------------------------------------------------------------------------
Common Stock, $.01
par value per share     24,824          $10.00           $248,240           $100.00
=====================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests available pursuant to The Westwood Homestead Savings Bank 401k Salary Savings Plan and Trust (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of Westwood Homestead Financial Corporation in the conversion of The Westwood Homestead Savings Bank from mutual to stock form ("Conversion"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Common Stock of Westwood Homestead Financial Corporation.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on maximum subscription price of $10.00 per share of the Common Stock of Westwood Homestead Financial Corporation, as currently offered in the Conversion.
(4)      Estimated based on (2) and (3) above.

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH SECTION
8(A) OF THE SECURITIES ACT OF 1933.

                             PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*
- --------------------------

Item 2.  Registrant Information and Employee Plan Annual
         Information*
- ---------------------------------------------------------

     *This Registration Statement relates to the registration of 24,824 shares of Common Stock, $.01 par value per share, of Westwood Homestead Financial Corporation (the "Company") reserved for issuance and delivery under The Westwood Homestead Savings Bank 401k Salary Savings Plan and Trust (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.


                          PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

     The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on August 9, 1996 and, accordingly, will be filing periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The following document filed by the Company is incorporated in this Registration Statement by reference: the Prospectus for the Common Stock, included in the Company's Registration Statement
(Commission File No. 333-2298)

     ALL DOCUMENTS FILED BY THE COMPANY AND THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
- ----------------------------------

        The information required by Item 202 of Regulation S-K is set forth in the description of the Common Stock included in the Prospectus for the Common Stock (dated August 15, 1996), as incorporated by reference under Item 3 hereof, such description being incorporated by reference herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
- -----------------------------------------------

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
- --------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     The following is a summary of the general effect of the indemnification provisions of the Company's Articles of Incorporation and of the indemnification provided for under Indiana law. All statements made herein, which are only intended to summarize the above-referenced provisions, are qualified in their entirety by reference to the Company's Articles of Incorporation and the Indiana Business Corporation Law.

     ARTICLES OF INCORPORATION. Article XVIII of the Company's Articles of Incorporation provides for indemnification of the Company's directors and officers. In the case of a threatened, pending or completed action or suit by or in the name of the Company, the Company shall indemnify a director or officer for amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the director or officer: (i) is successful on the merits or otherwise; or (ii) acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged liable to the Company, unless the court in which the action is brought determines that indemnification is proper.

     In the case of a threatened, pending or completed action or proceeding (whether criminal, administrative or investigative) other than a suit by or in the right of the Company (a "nonderivative suit"), against an officer or director, the Company shall indemnify the director or officer for amounts reasonably incurred by him in connection with the defense or settlement of the nonderivative suit if the director or officer: (i) is successful on the merits or otherwise; or (ii) acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

     INDIANA BUSINESS CORPORATION LAW. A corporation may, under Indiana law, indemnify a director or officer made a party to a proceeding because such person was a director or officer of the corporation if: (i) the individual's conduct was in good faith; and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. An Indiana corporation may also indemnify an officer or director in a criminal proceeding if the individual: (i) had reasonable cause to believe that his conduct was lawful; or (ii) had no reasonable cause to believe that his conduct was unlawful.

     An Indiana corporation must, unless limited by its articles of incorporation, indemnify any director or officer who was wholly successful, on the merits or otherwise, in the defense of a proceeding to which the individual was a party because the individual was a director or officer of the corporation, against reasonable expenses incurred by the director or officer in connection with the proceeding. Unless limited by the corporation's articles of incorporation, an officer or director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification. The court may order indemnification if it determines: (i) the director or officer is entitled to mandatory indemnification under Indiana law; or (ii) the officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director or officer met the standard of conduct set forth for mandatory indemnification under Indiana law. The Company's Articles of Incorporation do not contain any limitations on the ability of the Company to indemnify its directors and officers under Indiana law.

     DIRECTOR AND OFFICER LIABILITY INSURANCE. The Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
- --------------------------------------------

       Not Applicable.

ITEM 8.  EXHIBITS
- -----------------

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
- ---------------------

     1.     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 12, 1996.

                           WESTWOOD HOMESTEAD FINANCIAL CORPORATION



                           By: /s/ Michael P. Brennan
                               _________________________________
                               Michael P. Brennan
                               President and Chief Executive
                                   Officer
                               (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                      Title                        Date
- -----------                      -----                        -----
/s/ Michael P. Brennan        President, Chief Executive     August 12, 1996
- ----------------------        Officer and Director
Michael P. Brennan            (Principal Executive Officer)

/s/ John E. Essen             Chief Financial Officer         August 12, 1996
- ---------------------         and Treasurer
John E. Essen                 (Principal Financial
                              and Accounting Officer)

/s/ Carl H. Heimerdinger      Chairman of the Board        August 12, 1996
- -----------------------
Carl H. Heimerdinger

/s/ John B. Bennet, Sr.       Vice Chairman of the Board     August 12, 1996
- ------------------------
John B. Bennet, Sr.

/s/ Robert H. Bockhorst       Director                       August 12, 1996
- ------------------------
Robert H. Bockhorst

/s/ Raymond J. Brinkman       Director                       August 12, 1996
- ------------------------
Raymond J. Brinkman

/s/ Roger M. Higley           Director                       August 12, 1996
- -------------------------
Roger M. Higley

/s/ Mary Ann Jacobs           Director                       August 12, 1996
- -------------------------
Mary Ann Jacobs

/s/ James D. Kemp             Director                       August 12, 1996
- -------------------------
James D. Kemp
/TABLE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned trustees of The Westwood Homestead Savings Bank Salary Savings Plan and Trust has duly caused this registration statement to be signed in the City of Cincinnati, State of Ohio, on August 15, 1996.



                              /s/ Jack C. Kerber
                              ----------------------------
                              Jack C. Kerber


                              /s/ Betty P. Easter
                              -----------------------------
                              Betty P. Easter


                              /s/ Kenneth Elshoff
                              ------------------------------
                              Kenneth Elshoff

                              As Trustees of the Westwood Homestead
                              Savings Plan and Trust

                           INDEX TO EXHIBITS


Exhibit                       Description
- -------                       -----------
4.1               The Westwood Homestead Savings Bank Salary
                  Savings Plan and Trust, including Amendments

4.2              Summary Plan Description of the Plan

5.1              Opinion of Housley Kantarian & Bronstein, P.C.
                 as to the legality of the Common Stock being registered

5.2              Opinion Letter from the Internal Revenue
                 Service Dated September 5, 1992, regarding the tax-qualification of the Plan documents

23.1            Consent of Housley Kantarian & Bronstein, P.C.
                (appears in their opinion filed as Exhibit 5.1)

23.2            Consent of Independent Certified Public Accountants

24              Power of Attorney (contained in the signature page
to
                the Pre-Effective Amendment No. 1 to Form S-1
Registration
                Statement as filed with the Commission on June 26,
1996)